UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K Amendment

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): July 30, 2002

SECURE ENTERPRISE SOLUTIONS INC.

(formerly Newsgurus.com, Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-27397

(Commission File Number)

98-0204280

(I.R.S. Employer Identification Number)

5774 Deadpine Drive

Kelowna, British Columbia

V1P 1A3

(Address of principal executive offices, including zip code)

(250)765-6424

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 3, 4, 6 and 8 are not applicable and are omitted from this report.

Item 1 - Changes in Control of Registrant

On May 22, 2002, the Registrant entered into an agreement with the shareholders of Edgetech Services Inc. ("Edgetech") of Toronto, Ontario which will result in the Registrant issuing 16,005,000 common shares to 14 shareholders of Edgetech in consideration for 65% of Edgetech's issued and outstanding common shares. This percentage will increase to 100% when the remaining 35% of Edgetech's common shares are repurchased and returned to treasury under an existing escrow and repurchase plan.

When completed, this transaction will result in a change of control of the Registrant. The founding shareholders of Edgetech, Mr. Sang Ho Kim and Mr. Tae Ho Kim, will, upon completion, own 12,804,000 of the Registrant's issued common shares. None of the shareholders of Edgetech currently own any of the Registrant's issued common shares.

No part of the consideration for the change of control is loan proceeds. The new control group obtained no loans or pledges for the purpose of acquiring control. Current management of the Registrant and the Registrant's new control group have agreed that Mr. Sang Ho Kim and Mr. Tae Ho Kim and Mr. Fred Fulcher will be nominated for election to the Registrant's board of directors at the Registrant's next annual general meeting of shareholders.

Item 2 - Acquisition or Disposition of Assets

Under the terms of an acquisition agreement dated May 22, 2002, the Registrant has agreed to acquire 65% of the issued common shares of Edgetech. Edgetech's 14 shareholders will exchange all of their issued Edgetech shares for 16,005,000 common shares of the Registrant. Edgetech currently has 100 common shares issued and outstanding. 35 of these issued common shares have been placed in escrow with Edgetech's legal counsel under the terms of a repurchase agreement between Edgetech and five Edgetech shareholders. The escrowed Edgetech shares are being repurchased by Edgetech over a 24 month period which expires in December, 2003. As Edgetech repurchases the Edgetech escrowed shares, they are being returned to treasury for cancellation. To date, Edgetech has paid proceed of $27,000 CDN to repurchase the Edgetech escrowed shares. A remaining balance of $81,000 CDN is yet to be paid.

Edgetech's primary business is information technology consulting covering the areas of information technology, security, biometrics, business solutions, systems engineering, software development and project management. Edgetech's head office is in Toronto and Edgetech has a branch office in Winnipeg, Manitoba. Edgetech provides its clients with expertise in project management and custom technology solutions. Edgetech is also a value added re-seller for Labcal, a biometric smart card solutions company and Counterpane Internet Security, a 24 hour, 7 days per week intellectual technology security monitoring service.

Edgetech's clients include major government and private sector clients in Canada and the United States. Some of Edgetech's clients include IBM, Falconbridge, Bell Nexxia, Procomm, Mastech, Rogers Telecom and the Province of Ontario.

Edgetech has been growing steadily since 1995 from sales of $365,000 CDN to sales of approximately $1.7 Million CDN in the most recent year ending April 30, 2002. Sales growth has slowed due to a significant restructuring in 2001, lack of sufficient growth capital and weaker market conditions. In spite of these factors, Edgetech has maintained its sales from the previous year and is now well positioned to grow.

This merger allows Edgetech to fuel growth both organically upon securing additional financing and by taking advantage of acquisition opportunities. Edgetech projects sales of $4.5 Million CDN in the next 12 months with sales of $10 Million CDN the following year.

Edgetech can now attract key acquisition candidates and industry professionals with equity based bonuses and currency. Edgetech is currently examining several opportunities in North America.

Edgetech intends to use any capital which it may raise to build its infrastructure with additional branches and to hire top industry professionals to complement its latest IT security practice.

This acquisition was completed at arm's length to the Registrant and management of the Registrant.

Item 5 - Other Events and Regulation FD Disclosure

Management of the Registrant and the principal shareholders of Edgetech, Mr. Sang Ho Kim and Mr. Tae Ho Kim, have agreed that Mr. Sang Kim, Mr. Tae Kim and Mr. Fred Fulcher will be nominated as directors of the Registrant at the next annual general meeting of the Registrant's shareholders. Additionally, upon closing of the acquisition, Mr. Tae Ho Kim will assume the role of C.E.O. of the Registrant and Mr. Sang Ho Kim will assume the role of President and Chairman of the Registrant. The Registrant's current management team, Mr. Sudhir Khanna and Mr. Chris Bunka will take on roles as Vice Presidents.

Item 7 - Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Financial statements for the period ending April 30, 2001 and for the period ending April 30, 2002, are attached at the end of this Form 8k Amendment as Schedule A.

(b) Pro Forma Financial Information

Pro Forma financial statements are attached at the end of this Form 8k Amendment as Schedule B.

(c) Exhibits

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2002 Secure Enterprise Solutions Inc.

Per:

Chris Bunka, President and Director

SCHEDULE A

EDGETECH SERVICES INC.

FINANCIAL STATEMENTS

(Expressed in Canadian Dollars)

APRIL 30, 2001

Davidson & Company    Chartered Accountants         A Partnership of Incorporated Professionals

AUDITORS' REPORT

To the Shareholders of

Edgetech Services Inc.

We have audited the balance sheet of Edgetech Services Inc. as at April 30, 2001 and the statements of operations and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States of America generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2001 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

July 23, 2002

A Member of SC INTERNATIONAL

EDGETECH SERVICES INC.

BALANCE SHEET

(Expressed in Canadian Dollars)

AS AT APRIL 30, 2001

ASSETS

Current
Accounts receivable	$ 284,389
Prepaid expenses	1,698

286,087
Capital assets (Note 3)	28,768
Incorporation costs	650

$ 315,505

LIABILITIES AND SHAREHOLDERS' EQUITY

Current
Bank indebtedness	$ 61,930
Accounts payable and accrued liabilities	115,222
Loans payable (Note 4)	5,879
Current portion of capital lease obligations	12,814

195,845
Capital lease obligations (Note 5)	11,517
Due to shareholder (Note 6)	57,598

264,960

Shareholders' equity
Capital stock (Note 7)	112,600
Deficit	(62,055)

50,545

$ 315,505

On behalf of the Board:

Director	Director

The accompanying notes are an integral part of these financial statements.

EDGETECH SERVICES INC.

STATEMENT OF OPERATIONS AND DEFICIT

(Expressed in Canadian Dollars)

YEAR ENDED APRIL 30, 2001

REVENUE	$ 1,648,681

EXPENSES
Accounting and legal	28,256
Advertising	9,636
Amortization	13,369
Automobile	9,088
Bank charges	4,987
Consulting, sub-contracts and commissions	1,216,638
Equipment lease	9,760
Finance charges	5,323
Insurance	10,673
Interest	995
Internet	37,823
Management fees	58,968
Meals and entertainment	7,120
Office	24,021
Rent	41,330
Salaries, wages and benefits	140,867
Telephone	21,236
Travel	39,486
Utilities	3,994

1,683,570

Loss before income tax expense	(34,889)

Future income tax expense	(10,125)

Loss for the year	(45,014)

Deficit, beginning of year	(17,041)

Deficit, end of year	$ (62,055)

The accompanying notes are an integral part of these financial statements.

EDGETECH SERVICES INC.

STATEMENT OF CASH FLOWS

(Expressed in Canadian Dollars)

YEAR ENDED APRIL 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the year	$ (45,014)

Items not involving cash:
Amortization	13,369
Future income taxes	10,125

Changes in non-cash working capital items:
Decrease in accounts receivable	(223,791)
Increase in accounts payable and accrued liabilities	51,136

Net cash used in operating activities	(194,175)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets	(2,293)

Net cash used in investing activities	(2,293)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	112,500
Capital lease obligations	(14,492)
Decrease in loans payable	(4,013)
Due to shareholder	12,754

Net cash provided by financing activities	106,749

Decrease in cash during the year	(89,719)

Cash, beginning of year	27,789

Cash (indebtedness), end of year	$ (61,930)

Cash paid for interest	$ 5,982
Cash paid for income taxes	-

Cash position at end of year represents bank indebtedness.

The accompanying notes are an integral part of these financial statements.

EDGETECH SERVICES INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in Canadian Dollars)

APRIL 30, 2001

1. NATURE OF OPERATIONS

The Company was incorporated on July 11, 1995 in the Province of Ontario under the provisions of the Business Corporation Act.

The principal business of the Company is the provision of IT solutions and services.

2. SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles which are in all material respects in accordance with generally accepted accounting principles of the United States of America.

Estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

Capital assets

Capital assets are recorded at cost less accumulated amortization. Amortization is recorded annually on a declining balance basis at the following annual rates:

Office equipment and furniture	20%
Computer equipment	30%
Computer software	100%
Books	20%

Income taxes

Future income taxes are recorded using the asset and liability method. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Foreign currency translation

The monetary assets and liabilities of the Company that are denominated in foreign currencies are translated at the rate of exchange at the balance sheet date and non-monetary items are translated at historical rates. Revenues and expenses are translated at the average exchange rate for the year. Exchange gains and losses arising on translation are included in the statement of operations.

EDGETECH SERVICES INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in Canadian Dollars)

APRIL 30, 2001

2. SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Financial instruments

The Company's financial instruments consist of accounts receivable, bank indebtedness, accounts payable and accrued liabilities, loans payable, capital lease obligations, and amount due to shareholder. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

The fair value of the amount due to shareholder is not determinable as it has no repayment terms.

Revenue recognition

Revenues from operations are recognized when services are provided and ultimate collection is reasonably assured.

3. CAPITAL ASSETS

	Cost	Accumulated Amortization	Net Book Value

Office equipment and furniture	$ 13,864	$5,192	$8,672
Computer equipment	39,796	24,889	14,907
Computer software	20,312	15,123	5,189
Books	5,065	5,065	-

	$ 79,037	$50,269	$28,768

The cost of computer equipment under capital lease included in the balance sheet is in the amount of $39,796.

4. LOANS PAYABLE

The loans are short-term demand loans and are non-interest bearing.

EDGETECH SERVICES INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in Canadian Dollars)

APRIL 30, 2001

5. CAPITAL LEASE OBLIGATIONS

The Company leases certain computer equipment under agreements that are classified as capital leases. The future minimum lease payments required under the capital leases are as follows:

2002	$ 14,645
2003	10,273
2004 and later	2,889

Total minimum payments	27,807
Less amount representing interest	(3,476)

24,331
Current portion	(12,814)

$ 11,517

6. DUE TO SHAREHOLDER

The amount due to shareholder is non interest bearing, unsecured, and is not expected to be repaid within one year.

7. CAPITAL STOCK

	Number of Shares	Amount

Authorized
Unlimited common shares, no par value

Shares issued
Balance, April 30, 2000	100	$ 100
Issuance of common shares	10	112,500

Balance, April 30, 2001	110	$ 112,600

EDGETECH SERVICES INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in Canadian Dollars)

APRIL 30, 2001

8. COMMITMENTS

Subsequent to year end, the Company renewed a lease agreement for its current premises for an additional 5 years. The agreement requires the Company to make payments as follows:

a) Years 1 and 2: $17,078 per annum

b) Years 3 and 4: $18,113 per annum

c) Year 5: $18,631 for the annum

9. RELATED PARTY TRANSACTIONS

The Company paid subcontracting fees totaling $28,500 to a shareholder in the current year.

This transaction was in the normal course of operations and was measured at the exchange amount which is the amount of consideration established to by the related parties.

10. INCOME TAXES

Income tax recovery varies from the amount that would be computed by applying the combined federal and provincial income tax rate of 18% to loss before income taxes as follows:

Loss before income tax recovery	$ (34,889)

Expected income tax recovery	$ 6,280
Valuation allowance	(16,405)

Future income tax expense	$ 10,125

Temporary differences giving rise to the deferred tax assets are primarily the result of net operating loss carryovers available to offset future taxable income. As of April 30, 2001, the total of these net operating losses was approximately $43,000. The right to claim the net operating loss carryovers will expire at various dates through the taxation year ending 2008. Because of the uncertainty regarding the Company's ability to utilize the tax assets in future years, an allowance equal to the amount has been provided. Consequently, the income tax benefits resulting from the utilization of these tax assets will be recognized in the year in which they are realized for tax purposes.

EDGETECH SERVICES INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in Canadian Dollars)

APRIL 30, 2001

10. INCOME TAXES (cont'd)

The significant components of the Company's future tax assets are as follows:

Net operating loss carryforwards	$ 9,900
Capital assets	4,850

14,750
Less: valuation allowance	(14,750)

Net future tax assets	$ -

EDGETECH SERVICES INC.

FINANCIAL STATEMENTS

2002 April 30

Auditor's report to the shareholders

I have audited the balance sheet of Edgetech Services Inc. as at 2002 April 30, and the statements of operations and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in Canada. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at 2002 April 30 and the results of its operations and its cash flows for the year then ended in accordance with generally accepted accounting principles in Canada.

s/Vernon Paige

Vernon Paige

2002 July 26

EDGETECH SERVICES INC.

FINANCIAL STATEMENTS

(unaudited)

2002 April 30

TABLE OF CONTENTS

Page

Auditor's Report

Balance Sheet 1

Operations 2

Cash Flows 3

Notes 4

BALANCE SHEET

(expressed in Canadian Dollars)

AS AT 2002 APRIL 30

ASSETS

CURRENT ASSETS

Cash $ 28,752

Accounts receivable 335,211

Prepaid expenses, deposits 41,601

405,564

CAPITAL ASSETS 29,377

INCORPORATION COSTS 650

$ 435,591

LIABILITIES

CURRENT LIABILITIES

Accounts payable and accrued liabilities $ 271,457

Loans payable (note 2) 4,876

Current portion of capital lease obligations (note 3) 10,220

286,553

CAPITAL LEASE OBLIGATIONS (note 3) 4,109

DUE TO SHAREHOLDERS (note 4) 308,945

599,607

SHAREHOLDERS' EQUITY

SHARE CAPITAL (note 5) 100

RETAINED EARNINGS (DEFICIT) (164,116)

(164,016)

$ 435,591

Director

STATEMENT OF OPERATIONS AND DEFICIT

(expressed in Canadian Dollars)

YEAR ENDED 2002 APRIL 30

REVENUE $ 1,719,361

EXPENSES

Accounting and legal 35,190

Advertising 3,693

Automobile 11,375

Bad debts 24,143

Bank charges 6,192

Consulting, sub-contract, commissions 1,199,117

Currency exchange loss 3,200

Equipment lease 17,764

Finance charges 3,200

Insurance 22,731

Interest 16,194

Internet 33,669

Management 99,181

Meals, entertainment 5,581

Office and general 12,502

Rent 49,350

Repairs and maintenance 1,023

Salaries, wages and benefits 215,415

Telephone 29,517

Travel 14,669

Utilities 4,543

Depreciation 13,173

1,821,422

NET LOSS (102,061)

DEFICIT, BEGINNING OF YEAR (62,055)

DEFICIT, END OF YEAR $(164,116)

STATEMENT OF CASH FLOWS

(expressed in Canadian Dollars)

YEAR ENDED 2002 APRIL 30

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss $(102,061)

Item not involving cash: depreciation 13,173

Net changes in non-cash working capital items:

Accounts receivable (50,822)

Prepaid expenses, deposits (39,903)

Accounts payable and accrued liabilities 156,235

Net cash used in operating activities (23,378)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of capital assets (13,783)

CASH FLOWS FROM FINANCING ACTIVITIES:

Repurchase of capital stock for cancellation (112,500)

Capital lease obligations (10,002)

Loans payable (1,003)

Due to shareholders 251,347

Net cash provided by financing activities 127,842

NET INCREASE IN CASH 90,682

BALANCE, BEGINNING OF YEAR (bank indebtedness) (61,930)

BALANCE, END OF YEAR $ 28,752

1. Operations

The Company was incorporated 1995 July 11 in the Province of Ontario under the provisions of the Business Corporations Act. The principal business of the Company is the provision IT solutions and services.

2. Significant accounting policies

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles which are in all material respects in accordance with generally accepted accounting principles of the United States of America.

a) Capital assets:

Capital assets are recorded at cost and depreciated annually on the declining balance basis as follows (pro-rated in the year of acquisition):
Office equipment and furniture 20%
Computer equipment 30%
Books 20%
Computer software 100%

b) Incorporation costs:

Incorporation costs are recorded without amortization.

c) Income taxes:

Income taxes are accounted for using the liability method in accordance with the Canadian Institute of Chartered Accountants (CICA) Handbook.

Future income tax assets and liabilities are recognized for the expected future income tax consequences of events that have been included in the financial statements or income tax returns, giving effect to significant temporary differences between the financial statement and tax bases of assets and liabilities and certain carry-forward items.

Future income tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the future income tax assets will be realized. Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of actual or substantive enactment.

d) Foreign currency:

Assets and liabilities denominated in currencies other than Canadian dollars are translated at exchange rates in effect at the balance sheet date. Revenue and expense items are translated at average rates of exchange for the year. Translation gains or losses are included in the determination of earnings.

e) Financial instruments:

The Company's financial instruments consist of accounts receivable, bank indebtedness, accounts payable and accrued liabilities, loans payable, capital lease obligations, and amounts due to shareholders. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value unless otherwise noted.

The fair value of certain amounts due to shareholders is not determinable as there are no repayment terms. These amounts are carried at $148,945, included in the total $308,945 shown as due to shareholders.

f) Revenue recognition:

Revenues from operations are recognized when services are provided and ultimate collection is reasonably assured.

g) Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Capital assets

Accumulated Net Book

Cost Depreciation Value

Office equipment and furniture $ 19,649 $ 7,505 $ 12,144

Computer equipment 47,794 30,561 17,233

Computer software 20,312 20,312

Books 5,065 5,065

$ 92,820 $ 63,443 $ 29,377

4. Loans payable

The loans are short-term demand loans bearing no interest.

5. Capital leases

The Company leases certain computer equipment under agreements that are classified as capital leases. The costs of computer equipment under capital lease is included in the balance sheet in the amount of $47,794. Future minimum lease payments required under capital leases are as follows:

2003 $ 13,703
2004 1,746

Total minimum payments 15,449
Less amount representing interest (1,120)

14,329

Current portion 10,220

$ 4,109

6. Amounts due to shareholders

Amounts due to shareholders include -term loans in the amount of $70,000 from one shareholder repayable within 12 months and bearing simple interest at the rate of 20% per annum, and amounts totalling $90,000 payable with respect to the repurchase of shares for cancellation (note 7) payable within 48 months and bearing no interest. The remaining amounts due to shareholders, totalling $148,945, are non-interest-bearing and have no repayment schedule.

7. Share capital

Authorized share capital comprises an unlimited number of common shares of no par value.
Shares issued: Number Amount
Balance, 2001 April 30 110 $ 112,600
Repurchased for cancellation (45) (112,500)
Balance, 2002 April 30 65 $ 100

8. Income taxes

As of 2002 April 30 the Company had total net operating losses for income tax purposes of approximately $132,000. The right to claim these net operating loss carryovers will expire at various dates through the taxation year ending 2008. Because of the uncertainty regarding the Company's ability to utilize the tax assets in future years, no provision has been recorded in the accounts for these future tax assets. The company's effective income tax rate is approximately 18%.

9. Commitments

The Company has commitments for office facilities in Toronto, Canada, under leases which expire in 2006  and in Winnipeg, Canada, under a lease which expires in 2004. Minimum commitments under these leases are as follows:
2003 $ 43,093
2004 44,453
2005 36,478
2006 25,008

SECURE ENTERPRISE SOLUTIONS , INC.

(formerly known as Newsgurus.com, Inc.)

UNAUDITED PRO-FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

APRIL 30, 2002

SCHEDULE B

UNAUDITED PRO-FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

INTRODUCTION

SECURE ENTERPRISE SOLUTIONS , INC.

(formerly known as Newsgurus.com, Inc.)

The accompanying unaudited pro-forma condensed combined financial statements reflect the condensed financial position of Secure Enterprise Solutions, Inc. (formerly known as Newsgurus.com, Inc.) ("Secure") as of April 30, 2002, and the results of its condensed operations for the twelve months ended April 30, 2002 after giving effect to the reverse acquisition of Secure by Edgetech Services Inc. ("Edge"), as described further below. The unaudited pro-forma condensed combined balance sheet is based on the historical balance sheet of Edge and gives effect to the merger (reverse acquisition) with Secure as if it happened on April 30, 2002. The unaudited pro-forma condensed combined statement of operations for the twelve months ended April 30, 2002 gives effect to the merger (reverse acquisition) of Secure by Edge as if it had occurred on May 1, 2001.

The pro-forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies. The pro-forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes.

On May 22, 2002 Edge entered into an agreement for the reverse acquisition of Secure. For accounting purposes, the acquisition has been treated as a recapitalization of Edge with Edge as the acquirer (reverse acquisition). In connection with the acquisition. Secure paid $66,000 and issued 16,005,000 of its common stock in exchange for 65% of the outstanding common stock of Edge. This percentage was then increased to 100% when the remaining 35% of Edge's common shares were repurchased and returned to treasury under an existing escrow and repurchase plan.

SECURE ENTERPRISE SOLUTIONS, INC.

(formerly Newsgurus.com, Inc.)

UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS AT APRIL 30, 2002

	Edgetech Services, Inc. ("Edge") April 30, 2002	Secure Enterprise Solutions, Inc. ("Secure") April 30, 2002	Reverse Acquisition Adjustments		Pro-Forma Combined April 30, 2002
	(Audited)	(Unaudited)
	(A)	(B)
ASSETS

Current
Cash	$ 18,354	$11,456	$-		$29,810
Accounts receivable	213,987	750	-		214,737
Marketable securities	-	1	-		1
Prepaid expenses	26,556	20,000	-		46,556
Current portion of note receivable	-	24,000	-		24,000

Total current assets	258,897	56,207	-		315,104
Capital assets	18,753	5,285	-		24,038
Investments	-	96,000	(66,000)	(C)	30,000
Note receivable	-	24,000	-		24,000
Other assets	415	2,036	-		2,451

Total assets	$ 278,065	$183,528	$(66,000)		$395,593

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$ 173,288	$36,453	$-		$209,741
Due to related party	-	1,725	-		1,725
Current portion of capital lease obligations	6,524	-	-		6,524
Loan	3,113	-	-		3,113

Total current liabilities	182,925	38,178	-		221,103
Capital lease obligations	2,622	-	-		2,622
Due to related party	197,220	-	-		197,220

Total liabilities	382,767	38,178	-		420,945

Stockholders' equity
Capital stock	64	10,714	16,766	(D)	27,544
Additional paid-in capital	-	555,041	(608,171)	(C) (D)	(53,130)
Share subscriptions received in advance	-	105,000	-		105,000
Deficit	(104,766)	(525,405)	525,405	(D)	(104,766)

	(104,702)	145,350	(66,000)		(25,352)

Total liabilities and stockholders' equity	$ 278,065	$183,528	$(66,000)		$395,593

The unaudited pro-forma condensed combined balance sheet at April 30, 2002 gives effect to the financial position of Secure Enterprise Solutions Inc. as if the reverse acquisition of Secure by Edge occurred on April 30, 2002.

SECURE ENTERPRISE SOLUTIONS, INC.

(formerly Newsgurus.com, Inc.)

PRO-FORMA ADJUSTMENTS FOR THE UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS AT APRIL 30, 2002

(A) Represents the audited historical balance sheet of Edgetech Services Inc. ("Edge") (the acquirer for accounting purposes) as of April 30, 2002. Edge's balance sheet was translated from CDN$ to US$ using the spot rate as of April 30, 2002.

(B) Represents the unaudited historical balance sheet of Secure Enterprise Solutions Inc. ("Secure") (acquired company) as of April 30, 2002.

(C) The investments adjustment represents the book balance of Secure's investment in Edge. The amount represents actual cash paid.

(D) The stockholders' equity adjustment represents the fair value of Secure Enterprise Solutions Inc. after giving effect to the reverse acquisition of Secure by Edge. For accounting purposes, the acquisition has been treated as a recapitalization of Edge with Edge as the acquirer:

Common stock adjustment:
Shares issued to acquirer (Edge) in connection with reverse acquisition	16,005,000
Shares issued for transaction fee	825,000
Secure's issued and outstanding common shares as of the effective date
of the reverse acquisition	10,714,000

Total shares outstanding	27,544,000
Multiplied by	X
Par value of Secure's common stock	0.001

Value of common stock issued and outstanding after acquisition	$ 27,544	(a)

Edge's common stock book value	64
Secure's common stock book value	10,714

Combined Edge and Secure common stock book value	10,778	(b)

Common stock adjustment	$ 16,766	(a) - (b)

Additional paid-in capital adjustment:
This adjustment is the offsetting sum of all the reverse acquisition adjustments, as follows:
Increase in common stock	$ (16,766)
Elimination of Secure's deficit	(525,405)
Elimination of Secure's investment in Edge	(66,000)

Additional paid-in capital adjustment	$ (608,171)

Deficit adjustment
Elimination of Secure's deficit	$ 525,405

Deficit adjustment	$ 525,405

SECURE ENTERPRISE SOLUTIONS, INC.

(formerly Newsgurus.com, Inc.)

UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

TWELVE MONTH PERIOD ENDED APRIL 30, 2002

	Edgetech Services, Inc. ("Edge") April 30, 2002	Secure Enterprise Solutions, Inc. ("Secure") April 30, 2002	Reverse Acquisition Adjustments	Pro-Forma Combined April 30, 2002
	(Audited)	(Unaudited)
	(A)	(B)

REVENUE	$ 1,098,282	$87,661	$-	$1,185,943

EXPENSES
Selling, general and administrative	378,753	133,595	-	512,348
Consulting and commissions	765,964	37,080	-	803,044
Amortization	8,415	4,473	-	12,888
Amortization of web-site	-	48,771	-	48,771
Interest on loans	10,344	21,500	-	31,844
Write-off of web-site development costs	-	115,826	-	115,826

	1,163,476	361,245	-	1,524,721

Loss before other items	(65,194)	(273,584)	-	(338,778)

OTHER ITEMS
Gain on sale of media assets	-	48,000	-	48,000
Write-down of marketable securities	-	(2,879)	-	(2,879)

	-	45,121	-	45,121

Net loss for the year	$ (65,194)	$(228,463)	$-	$(293,657)

Basic and diluted loss per common share	$ -	$(0.02)	$-	$(0.01)

Weighted average number of common
shares outstanding	-	10,409,056	16,830,000	27,239,056

The unaudited pro-forma condensed combined statement of operations for the twelve months ended April 30, 2002 gives effect to the consolidated results of operations for the twelve months ended April 30, 2002 as if the reverse acquisition of Secure by Edge occurred on May 1, 2001.

PRO-FORMA ADJUSTMENTS FOR THE UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED APRIL 30, 2002 ARE AS FOLLOWS:

(A) Represents the audited historical results of operations of Edge for the year ended April 30, 2002. Edge's statement of operations was translated from CDN$ to US$ using the average rate for the year ended April 30, 2002.

(B) Represents the unaudited historical results of operations of Secure for the twelve month period from May 1, 2001 through April 30, 2002.